Louisville, Kentucky, April 22, 1996 -- DMI Furniture, Inc. (NASDAQ:DMIF), announced several management changes today. Effective July 1, 1996, Jim McCallister will retire as V. P. of Operations after a career with DMI spanning 47 years. For the past 17 years, Mr. McCallister has served in various senior management positions and will assist in ongoing projects over the next year on a consulting basis.

Richard Rosbottom, currently the General Manager of DMI Desk Plant #4 in Ferdinand, Indiana, will assume the position of V. P. of Operations on July 1, 1996. Mr. Rosbottom is an Industrial
Engineering graduate of Purdue University and has spent 20 years with DMI.

John Rothgerber will assume the position of General Manager, Ferdinand Desk Plant #4 effective June 1, 1996. Mr. Rothgerber had been General Manager of DMI operations in Gettysburg, Pennsylvania prior to their recent closing and has been with DMI for 31 years.

Effective April 5, 1996, Mark Gogel assumed the position of General Manager, Fabricator Plant #35. Mr. Gogel has held various manufacturing positions with DMI over the past 18 years.

DMI is a leading manufacturer and marketer of home office and computer workstations, wood office furniture and promotionally-priced bedroom furniture.

CONTACT:
Joseph G. Hill
502/426-4351 Ext. 227